Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Set forth below is a list of certain of the Registrant’s subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Revlon Consumer Products Corporation is wholly owned by the Registrant. Each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation, directly or indirectly, and all listed subsidiaries are included in the Registrant’s consolidated financial statements. The names of the Registrant’s remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
Domestic Subsidiaries

Almay, Inc., a Delaware corporation
Art & Science, Ltd., an Illinois corporation
Bari Cosmetics, Ltd., a Delaware corporation
Charles Revson Inc., a New York corporation
Beautyge Brands USA, Inc., a Delaware corporation
Beautyge U.S.A., Inc., a Delaware corporation
Creative Nail Design, Inc., a California corporation
North America Revsale Inc., a New York corporation
OPP Products, Inc., a Delaware corporation
PPI Two Corporation, a Delaware corporation
Realistic Roux Professional Products Inc., a Delaware corporation
Revlon Consumer Corp., a Delaware corporation
Revlon Consumer Products Corporation, a Delaware corporation
Revlon Development Corp., a Delaware corporation
Revlon Government Sales, Inc., a Delaware corporation
Revlon International Corporation, a Delaware corporation
Revlon Real Estate Corporation, a Delaware corporation
RIROS Corporation, a New York corporation
RIROS Group Inc., a Delaware corporation
Roux Laboratories, Inc., a New York corporation
Roux Properties Jacksonville, LLC, a Florida limited liability company
SinfulColors Inc., a Delaware corporation

Foreign Subsidiaries

American Crew Dominicana, S.r.l. (Domincan Republic)
Beautyge Andina S.A. (Peru)
Beautyge Beauty Group, S.L. (Spain)
Beautyge Denmark A/S (Demark)
Beautyge Brands France Holding SAS (France)
Beautyge France SAS (France)
Beautyge Germany GmbH (Germany)
Beautyge Italy S.p.A. (Italy)
Beautyge Logistics Services, S.L. (Spain)
Beautyge Mexico, S.A. de C.V. (Mexico)
Beautyge Netherlands B.V. (Netherlands)
Beautyge Participations, S.L. (Spain)
Beautyge Portugal – Produtos Cosméticos e Profissionais, Lda. (Portugal)
Beautyge Professional Limited (Ireland)
Beautyge RUS Joint Stock Company (Russia)
Beautyge, S.L. (Spain)
Beautyge Sweden AB (Sweden)
Beautyge U.K., Limited (United Kingdom)
Comercializadora Brendola, S.r.l. (Dominican Republic)
Corporación Rocosme 2012 C.A (Venezuela)

Exhibit 21.1

Européenne de Produits de Beauté S.A.S. (France)
Mota Diagonal, S.L. (Spain)
New Revlon Argentina S.A. (Argentina)
Productos Cosmeticos de Revlon, S.A. (Guatemala)
Professional Beauty Services S.A. (Luxembourg)
Promethean Insurance Limited (Bermuda)
Revlon Australia Pty Limited (Australia)
Revlon Beauty Products, S.L. (Spain)
Revlon B.V. (Netherlands)
Revlon Canada Inc. (Canada)
Revlon China Holdings Limited (Cayman Islands)
Revlon (Hong Kong) Limited (Hong Kong)
Revlon (Israel) Limited (Israel)
Revlon K.K. (Japan)
Revlon Ltda. (Brazil)
Revlon Manufacturing Ltd. (Bermuda)
Revlon Mauritius Ltd. (Mauritius)
Revlon New Zealand Limited (New Zealand)
Revlon Offshore Limited (Bermuda)
Revlon Overseas Corporation, C.A. (Venezuela)
Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)
Revlon (Puerto Rico) Inc. (Puerto Rico)
Revlon, S.A. de C.V. (Mexico)
Revlon (Shanghai) Limited (China)
Revlon South Africa (Proprietary) Limited (South Africa)
Revlon (Suisse) S.A. (Switzerland)
Revlon Trading (Shanghai) Co., Ltd. (China)
Shanghai Revstar Cosmetics Marketing Services Limited (China)
YAE Artistic Packings Industry Ltd. (Israel)
YAE Press 2000 (1987) Ltd. (Israel)